EXHIBIT 3

NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES

ARTICLES OF INCORPORATION AND BY-LAWS

Except as otherwise noted below, the following documents of Navistar International Corporation are incorporated herein by reference:

3.1	Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993,filed as Exhibit 3.2 to Annual Report on Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618, and amended as of May 4, 1998.

3.2	Certificate of Retirement of Stock filed with the Secretary of State for the State of Delaware effective July 30, 2003 retiring the Class B common stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation, filed as Exhibit 3.2 to Quarterly Report on Form 10-Q dated September 12, 2003, which was filed on September 12, 2003 on Commission File No. 001-09618.

3.3*	The Amended and Restated By-Laws of Navistar International Corporation effective October 21, 2003.

* Filed herewith

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